Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in this Annual Report on Form 40-F for the year ended December 31, 2024 of Teck Resources Limited of our report dated February 19, 2025 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Exhibit 99.2 incorporated by reference in this Annual Report.
We also hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-205514, 333-170840, 333-140184) of Teck Resources Limited of our report dated February 19, 2025, referred to above. We also consent to the reference to us under the heading “Interest of Experts”, which appears in the Annual Information Form included in Exhibit 99.1 incorporated by reference in this Annual Report on Form 40-F, which is incorporated by reference in such Registration Statements.
/s/ PricewaterhouseCoopers LLP
Vancouver, Canada
February 19, 2025